                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Thorn Apple Valley, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            THORN APPLE VALLEY, INC.

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 18, 1998

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Wednesday, November 18, 1998 at 11:00 A.M., Eastern Standard Time, to consider and act upon the following matters:

          (1) The election of two directors to serve until the expiration of their three year terms and until their successors shall have been duly elected and qualified.

          (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 21, 1998 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended May 29, 1998 accompanies this Notice.

                                          By Order of the Board of Directors

                                          /s/ RONALD D. RISHER

                                          RONALD D. RISHER
                                          Secretary

Southfield, Michigan
October 16, 1998

                            THORN APPLE VALLEY, INC.
                    26999 CENTRAL PARK BOULEVARD, SUITE 300
                           SOUTHFIELD, MICHIGAN 48076

                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 18, 1998

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Wednesday, November 18, 1998, at 11:00 A.M., Eastern Standard Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement is October 19, 1998.

     It is important that your shares be represented at the meeting. If you do not intend to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by the Company's directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

     The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. The persons nominated for election as Directors will be elected by a plurality of the shares of Common Stock. Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the persons nominated for election as directors.

     Only holders of record of shares of the Company's Common Stock, $0.10 par value per share ("Common Stock"), at the close of business on September 21, 1998, are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof, each share having one vote. On the record date, the Company had issued and outstanding 6,137,423 shares of Common Stock.

                            I. ELECTION OF DIRECTORS

     The Company's By-laws provide that the Company shall have at least three and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of seven directors divided into three classes. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the two nominees named below. Both of the nominees for director are currently directors of the Company. If either nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

     Each of the nominees was elected to his present term at the 1997 Annual Meeting of Shareholders. The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to each nominee to serve as a director. The information as to securities owned by each nominee has been furnished by such nominee. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                                                          PERCENTAGE OF
                                                                        SHARES OF          OUTSTANDING
                                                                       COMMON STOCK        COMMON STOCK
                                                                      OF THE COMPANY      OF THE COMPANY
                                                                       BENEFICIALLY        BENEFICIALLY
                                          POSITIONS AND OFFICES        OWNED AS OF         OWNED AS OF        TERM
         NAME AND YEAR                      WITH COMPANY AND          SEPTEMBER 21,       SEPTEMBER 21,        TO
    FIRST BECAME A DIRECTOR      AGE   OTHER PRINCIPAL OCCUPATIONS         1998                1998          EXPIRE
    -----------------------      ---   ---------------------------    --------------      --------------     ------

                                       -- NOMINEES FOR ELECTION AS DIRECTORS --

Henry S Dorfman (1959).........  76    Chairman of the Board......      2,420,642(1)           39.4           2001
Joel Dorfman (1978)............  47    President and Chief
                                       Executive Officer of the
                                       Company....................        638,360(2)            9.8           2001

                                       -- DIRECTORS CONTINUING IN OFFICE --

Moniek Milberger (1959)........  68    Certified Public Accountant
                                       and Consultant to the
                                       Company, Southfield,
                                       Michigan...................            650                 *           1999
John C. Canepa (1983)..........  68    Consulting Principal, Crow
                                       Chizek, Grand Rapids,
                                       Michigan...................            200                 *           1999
Louis Glazier (1988)...........  49    Executive Vice President
                                       Finance and Administration
                                       of the Company.............         81,721(3)            1.3           2000
Burton D. Farbman (1988).......  55    President of The Farbman
                                       Group, Southfield,
                                       Michigan...................          1,375                 *           2000
Seymour Roberts (1992).........  64    Senior Vice President,
                                       Senior Partner, N.W. Ayer &
                                       Partners, Detroit,
                                       Michigan...................            300                 *           2000
                                       -- OTHER EXECUTIVE OFFICERS --
Keith Jahnke......................................................         70,650(4)              *
Edward Boan.......................................................         63,037(5)              *
All directors and executive officers as a group (9 persons).......      2,989,825(6)           44.7

-------------------------
 *  Less than 1.0%

(1) Henry S Dorfman owns outright and has the sole voting and investment power for 2,420,642 shares. Also included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares held by Henry S

    Dorfman as trustee under charitable remainder trusts for the benefit of Henry S Dorfman's children, which Henry S Dorfman has the power to vote, (b) 55,000 shares held by the Henry S Dorfman and Mala Dorfman Foundation, which shares Henry S Dorfman has the power to vote, and (c) 286,660 shares owned by his son, Joel Dorfman, which shares are subject to the Shareholder Agreement, pursuant to which Henry S Dorfman has the sole power to vote such shares. Such 286,660 shares are also included in the shares indicated as shares beneficially owned by Joel Dorfman.

(2) Joel Dorfman, the son of Henry S Dorfman, owns 638,360 shares, all of which are subject to the Shareholder Agreement and which Henry S Dorfman has the power to vote. In addition, within 60 days of September 21, 1998, Joel Dorfman has the right to acquire 351,250 shares pursuant to the Company's 1982 Stock Option Plan, the Company's 1990 Employee Stock Option Plan and the Company's 1996 Stock Option Plan (collectively referred to as the "Company's Stock Option Plans"). Also included in the number listed in the table above are 450 shares held in custodial accounts for the benefit of Joel Dorfman's sons.

(3) Louis Glazier owns outright and has the sole voting and investment power for 11,414 shares. In addition, within 60 days of September 21, 1998, Mr. Glazier has the right to acquire 70,000 shares pursuant to the Company's Stock Option Plans. Also included in the number listed in the table above are 307 shares owned by one of Mr. Glazier's daughters.

(4) Keith Jahnke owns outright and has the sole voting and investment power for 650 shares. In addition, within 60 days of September 21, 1998, Keith Jahnke has the right to acquire 70,000 shares pursuant to the Company's Stock Option Plans.

(5) Mr. Boan owns outright and has sole voting and investment power for 537 shares. In addition, within 60 days of September 21, 1998, Edward Boan has the right to acquire 62,500 shares pursuant to the Company's Stock Option Plans.

(6) Total includes 523,750 shares which such persons have the right to acquire within 60 days of September 21, 1998 pursuant to the Company's Stock Option Plans.

OTHER INFORMATION RELATING TO NOMINEES

     The following is a brief account of the business experience during the past five years of each nominee for election as a director of the Company:

     Henry S Dorfman has served as Chairman of the Board of Directors since 1959. Mr. Dorfman also served as Chief Executive Officer of the Company from 1959 to July 1995.

     Joel Dorfman has served as President of the Company since March 1985 and Chief Executive Officer of the Company since July 1995.

     During the fiscal year ended May 29, 1998 ("fiscal 1998"), the Board of Directors held four meetings. Each of the incumbent directors listed above attended at least 75% of the Board of Directors and committee meetings held during the period in which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee. The members of the Executive Committee are Henry S Dorfman, Joel Dorfman and John C. Canepa. The Executive Committee meets on call as required between meetings of the Board of Directors and has authority to take any action which is not specifically prohibited by the Michigan Business Corporation Act. During fiscal 1998, the Executive Committee took action by written consent but did not meet.

     The Company has a standing Stock Option Committee. The members of the Stock Option Committee are Henry S Dorfman, Moniek Milberger and Burton D. Farbman. The duties of the Stock Option Committee include the administration and the granting of stock options under the Company's stock option plans. During fiscal 1998, the Stock Option Committee held one meeting.

     The Company has a standing Nominating Committee. The members of the Nominating Committee are Joel Dorfman, Burton D. Farbman and John C. Canepa. The Nominating Committee considers the performance of incumbent directors and recommends to the shareholders nominees for election as directors. The Nominating Committee will consider nominees for directors recommended by shareholders. Such recommendations for the 1999 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, no later than August 30, 1999.

     The Company has a standing Compensation Committee. The members of the Compensation Committee are Joel Dorfman, John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and approving transactions between the Company, on the one hand, and officers, directors and shareholders of the Company, on the other hand. During fiscal 1998, the Compensation Committee held one meeting.

     The Company has a standing Audit Committee. The members of the Audit Committee are John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Audit Committee include overseeing the relationship with the Company's independent accountants; nominating the Company's independent accountants for approval by the entire Board of Directors of the Corporation; reviewing with the independent accountants the scope, cost and results of the auditing engagement; reviewing and approving fees for audit and non-audit professional services provided by the independent accountants; reviewing reports submitted by the independent accountants; and reviewing the adequacy of the Company's system of internal accounting controls. During fiscal 1998, the Audit Committee held two meetings.

     The Company has an Executive Compensation Committee. The members of the Executive Compensation Committee are Burton D. Farbman and Seymour Roberts. The duties of the Executive Compensation Committee include administering the cash bonus plan for participating executives ("Participants"); establishing performance criteria for granting the annual cash bonus; insuring Participants have met their stated performance goals and approving the annual cash bonus paid to such Participants. During fiscal 1998, the Executive Compensation Committee did not meet.

PRINCIPAL HOLDERS OF SECURITIES

     As of September 21, 1998, Henry S Dorfman was the beneficial owner of 2,420,642 shares (39.4%) of the Company's Common Stock. Included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares of the Company's Common Stock held by Henry S Dorfman as trustee under charitable remainder trusts for the benefit of Henry S Dorfman's children, which shares Henry S Dorfman has the power to vote, and (b) 55,000 shares of the Company's Common Stock held by the Henry S Dorfman and Mala Dorfman Foundation, which Henry S Dorfman has the power to vote. Also included in the shares beneficially owned by Henry S Dorfman are 286,660 shares of the Company's Common Stock that are subject to a Shareholder Agreement, dated as of August 1, 1988 (the "Shareholder Agreement"), pursuant to which Henry S Dorfman has the sole power to vote such shares; such shares are owned by Joel Dorfman, Henry S Dorfman's son.

     As of September 21, 1998, Joel Dorfman was the beneficial owner of 638,360 shares (9.8%) of the Company's Common Stock, of which Henry S Dorfman has the power to vote 286,660 shares. As of September 21, 1998, Henry S Dorfman, together with members of his family, directly or indirectly beneficially owned 2,771,892 shares (42.7%) of the Company's outstanding Common Stock. The address of Henry S Dorfman and Joel Dorfman is 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076.

     As of September 21, 1998, David A. Rocker, a registered investment advisor, beneficially owned 596,600 shares (9.7%) of the Company's Common Stock, all of which shares are held in investment advisory accounts managed by Mr. Rocker. Mr. Rocker has sole voting and investment power over all such shares. The address of Mr. Rocker is 45 Rockefeller Plaza, New York, New York 10111.

     As of September 21, 1998, Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, beneficially owned 533,595 shares (8.7%) of the Company's Common Stock, all of which shares are held in investment advisory accounts of Heartland. Heartland has sole voting and/or investment power over such shares. The address of Heartland is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

     As of September 21, 1998, DDJ Capital Management, LLC ("DDJ"), a registered investment advisor, may be deemed to beneficially own 588,340 shares (9.6%) of the Company's Common Stock, all of which are held in portfolios of clients advised by DDJ. In particular, DDJ Overseas Corp., a company advised by and affiliated with DDJ, owns 515,860 shares of Common Stock, The Copernicus Fund, L.P., a limited partnership advised by and affiliated with DDJ, owns 50,330 shares of Common Stock and Kepler Overseas Corp., a company advised by DDJ, owns 22,150 shares of Common Stock. DDJ Copernicus, an affiliate of DDJ, is the general partner of The Copernicus Fund, L.P., and may be deemed to beneficially own the shares of Common Stock owned by The Copernicus Fund, L.P. DDJ Galileo Corp., an affiliate of DDJ, is the general partner of DDJ Overseas Corp., and may be deemed to beneficially own the shares of Common Stock owned by DDJ Overseas Corp. The address of each of DDJ, DDJ Galileo Corp., The Copernicus Fund, L.P., and DDJ Copernicus, LLC is 141 Linden Street, Suite 4, Wellesly, Massachusetts 02181. The address of each of DDJ Overseas Corp. and Kepler Overseas Corp. is c/o Goldman Sachs (Cayman), Harbour Centre, George Town, Post Office Box 896, Grand Cayman Islands.

     As of September 21, 1998, Capital Guardian Trust company ("Capital Guardian"), a bank as defined in Section 3(a)6 of the Exchange Act, beneficially owned 405,000 shares (6.6%) of the Company's Common Stock. Capital Guardian a wholly-owned subsidiary of Capital Group Companies, Inc., serves as an investment advisor to the various investment accounts in which are held shares of the Company's Common Stock. The address of Capital Guardian is 333 South Hope Street, Los Angeles, California 90071.

     As of September 21, 1998, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, may be deemed to beneficially own 336,940 shares (5.5%) of the Company's Common Stock, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 1299 Ocean Avenue, l1th Floor, Santa Monica, California 90401.

     Management does not know of any other person who beneficially owned, as of September 21, 1998, more than 5% of the Company's Common Stock.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended May 29, 1998, May 30, 1997 and May 31, 1996 concerning the compensation of Joel Dorfman, the executive officer of the Company who performs the functions of the chief executive officer, and each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                               ANNUAL COMPENSATION             COMPENSATION
                                      -------------------------------------       AWARDS
                            FISCAL                           OTHER ANNUAL      ------------         ALL OTHER
                             YEAR      SALARY     BONUS     COMPENSATION(1)      OPTIONS         COMPENSATION(2)
                            ------     ------     -----     ---------------      -------         ---------------
Joel Dorfman..............   1998     $441,538                   21,938           50,000             25,355(3)
  President and              1997      486,100        --         20,003           50,000             31,352(3)
  Chief Executive Officer    1996      600,000        --         12,387           40,000             25,361(3)
Henry S Dorfman...........   1998          -0-                   24,270               --              6,524(3)
  Chairman of the Board      1997      207,058        --         52,943               --              7,178(3)
                             1996      500,000        --        119,262               --              7,178(3)
Louis Glazier.............   1998      240,385                    8,260           12,500              1,000
  Executive Vice President   1997      250,000(3)     --         22,415           12,500              1,000
  Finance and
     Administration          1996      250,000        --         13,103           10,000              2,261(3)
Keith Jahnke..............   1998      240,385                    2,675           12,500              1,000
  Executive Vice President   1997      250,000        --          2,675           12,500              1,000
  Processed Meats            1996      250,000        --          2,675           10,000              1,000
Edward Boan...............   1998      240,385                    2,155           12,500              1,000
  Executive Vice President   1997      250,000        --          2,150           12,500              1,000
  Pork and Human Resources   1996      250,000        --          1,975           10,000              1,000

-------------------------
(1) Includes amounts relating to use of company-owned automobiles and reimbursement of business, entertainment and other expenses.

(2) Except as noted, consists only of the Company's 401(k) contributions.

(3) Includes premiums paid by the Company for Joel Dorfman, Henry S Dorfman and Louis Glazier in connection with split dollar life insurance policies maintained by the Company on their lives in policy amounts (as of May 31, 1998) of $1,938,496, $178,000 and $100,000, respectively. Pursuant to this arrangement, the Company pays the annual premiums on such policies, each of which is owned by the spouse of the insured, and the Company has received a collateral assignment of the policies and will recover the premiums advanced, without interest, upon the death or termination of employment of each insured. The aggregate premiums paid (and to be recovered by the Company) for these policies on the lives of Joel Dorfman, Henry S Dorfman and Louis Glazier as of May 31, 1998 were $387,330, $221,654 and $12,455, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended May 29, 1998 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------   POTENTIAL REALIZED VALUE AT
                                      PERCENTAGE OF                                     ASSUMED ANNUAL RATES OF
                                      TOTAL OPTIONS                                   STOCK PRICE APPRECIATION AT
                                       GRANTED TO     PER SHARE                       END OF TEN-YEAR OPTION TERM
                            OPTIONS   EMPLOYEES IN    EXERCISE       EXPIRATION       ---------------------------
           NAME             GRANTED    FISCAL YEAR      PRICE           DATE             5%               10%
           ----             -------   -------------   ---------      ----------          --               ---
Joel Dorfman..............  50,000        20.49%       15.813     February 14, 2008   $497,235         $1,260,090
Henry S Dorfman...........      --           --                                             --                 --
Louis Glazier.............  12,500         5.12        15.813     February 14, 2008    124,309            315,023
Keith Jahnke..............  12,500         5.12        15.813     February 14, 2008    124,309            315,023
Edward Boan...............  12,500         5.12        15.813     February 14, 2008    124,309            315,023

-------------------------
(1) Each Option granted in fiscal 1998 is exercisable immediately.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of the Company receives an annual director's fee in the amount of $8,750. In addition, during fiscal 1998, Mr. Milberger received $21,800 as compensation for consulting services rendered to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended May 29, 1998, Joel Dorfman, John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts served as members of the Company's Compensation Committee. Joel Dorfman has been President of the Company since March 1985 and Chief Executive Officer since July 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by the Company's competitors.

     Bonuses. Messrs. Henry S Dorfman, Joel Dorfman, Glazier, Jahnke and Boan are eligible to receive cash bonuses pursuant to the Company's Cash Bonus Plan, which was approved by the shareholders at the 1994 Annual Meeting, and which is administered by the Executive Compensation Committee. The Company's bonus program (the "Executive Bonus Program") permits other executive officers, and certain other participating employees, as selected by the Compensation Committee in its sole discretion, to earn annual cash bonus awards. The Compensation Committee's policy is to provide a major portion of each executive officer's total compensation in the form of such bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. Bonuses are generally determined as a percentage of the Company's pre-tax income in excess of predetermined target levels which vary from year to year as established by the Compensation Committee at the beginning of each fiscal year. As a result, the compensation of the Company's executive officers is made dependent on the Company's overall performance. Such bonuses are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans. In addition to the foregoing, for employees who are not covered by the Company's Cash Bonus Plan, the Compensation Committee takes into account the participant's position, salary level and individual contributions to the Company in determining a particular bonus award. Other participants in the Executive Bonus Program are selected from among those employees of the Company who the Compensation Committee believes have the capacity to contribute in a substantial way to the successful performance of the Company. Bonuses are paid following the end of the fiscal year for which the bonus is earned. None of the Company's executive officers received a cash bonus in fiscal 1998.

     Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee's policy has been to grant options with a term of ten-years to provide a long-term incentive and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

     Fiscal 1998 Compensation Decisions Regarding Joel Dorfman. In accordance with the Company's Cash Bonus Plan, the Executive Compensation Committee did not approve a bonus for Joel Dorfman for fiscal 1998. Joel Dorfman did not participate in the approval of his own compensation, but did participate in discussion of the Company's performance for fiscal 1998 and the determination of bonuses for the other participants in the Executive Bonus Program.

                                          By the Compensation Committee



                                          JOEL DORFMAN
                                          JOHN C. CANEPA
                                          BARTON D. FARBMAN
                                          MONIEK MILBERGER
                                          SEYMOUR ROBERTS

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended May 28, 1993, May 22, 1994, May 26, 1995, May 31, 1996, May 30, 1997 and May 29, 1998 (i) the
yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the NASDAQ Market Index, and with (iii) the cumulative total return on the common stock of the Media General Meat Packing Index (assuming dividend reinvestment and weighted based on market capitalization at the end of each year).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG THORN APPLE VALLEY, INC., NASDAQ MARKET INDEX AND MEAT PACKING INDEX
                                FISCAL YEAR END

               MEASUREMENT PERIOD                   THORN APPLE         INDUSTRY           NASDAQ
             (FISCAL YEAR COVERED)                  VALLEY, INC.         INDEX          MARKET INDEX
1993                                                           100               100               100
1994                                                        126.63            117.68            109.66
1995                                                         91.83            141.79            120.03
1996                                                         71.21            178.53            169.42
1997                                                         89.95            235.18            190.08
1998                                                         81.21            237.34            241.34

-------------------------
* Total return assumes reinvestment of dividends.

TRANSACTIONS WITH MANAGEMENT

     The Company uses a freezer warehouse facility owned by Freezer Services of Michigan, Inc., a corporation of which 75% of the stock is owned by Henry S Dorfman. During fiscal 1998, the Company paid approximately $1,983,000 to Freezer Services of Michigan for storage charges, blast freezing and handling. Additionally, the Company paid Freezer Services of Michigan $882,000 for rent during fiscal 1998 under a one-year lease extension that expires January 1999. In the opinion of management, the terms of the Company's dealings with Freezer Services of Michigan were at least as favorable to the Company as generally available to the Company from independent parties at the time of the transactions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended May 29, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. As of the date hereof, the Company is not aware of any failure to file a required report.

                               IV. OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANT

     PricewaterhouseCoopers LLP is the independent auditor for the Company and its subsidiaries and has reported on the consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed PricewaterhouseCoopers LLP as independent auditor for the fiscal year ending May 28, 1999.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

OTHER PROPOSALS

     Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, by August 30, 1999.

                                          By Order of the Board of Directors

                                          /s/ RONALD D. RISHER

                                          RONALD D. RISHER
                                          Secretary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            THORN APPLE VALLEY, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THORN
                               APPLE VALLEY, INC.

     The undersigned hereby appoints Henry S Dorfman and Louis Glazier, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, $0.10 par value per share, of Thorn Apple Valley, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 18, 1998 and at any and all adjournments or postponements thereof:

         1. ELECTION OF               [ ] FOR all nominees listed below
           2 DIRECTORS                  (except as marked to the contrary below)

         1. ELECTION OF               [ ] WITHHOLD AUTHORITY
           2 DIRECTORS                   to vote for all nominees listed below.

         (Instruction: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)
                  [ ] Henry S Dorfman          [ ] Joel Dorfman

     IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE. EXCEPT AS SPECIFIED TO THE CONTRARY ABOVE,
THE UNDERSIGNED AUTHORIZES THE PROXIES TO EXERCISE THEIR DISCRETION
WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
MEETING.

                  (Continued and to be Signed on Reverse Side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Proxy No.                                              No. of Shares


         Dated:________  , 1997               _______________(L.S.)                  ______________(L.S.)
                                              SIGNATURE                              SIGNATURE


Please sign exactly as your name appears hereon. When signing as attorney, executor, personal representative, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


        PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.